MORGAN STANLEY GROUP INC.

                                $_____________

                Global Medium-Term Notes, Series D and Series E

                      Global Units, Series D and Series E

                          EURO DISTRIBUTION AGREEMENT



                                                         February [__], 1997



Morgan Stanley & Co. International Limited
Morgan Stanley Bank AG
Morgan Stanley S.A.
Bank Morgan Stanley AG
  c/o Morgan Stanley & Co. International
        Limited
  25 Cabot Square
  Canary Wharf London E14 4QA
  England

Dear Sirs:

               Morgan Stanley Group Inc., a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale from time to time by the Company primarily outside the United States of up to $_____________ (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its Global Medium-Term Notes, Series D and Series E, each due more than 9 months from the date of issue (the "Notes") and, its Global Units, Series D and Series E , (the "Units" and together with the Notes, "Program Securities"), in each case subject to reduction as a result of the sale of the Company's Global Medium-Term Notes, Series C and Global Units, Series C, to be sold primarily inside the United States, and the sale of certain of the Company's other debt securities, warrants, preferred stock, purchase contracts and units. The Series D Notes and the Series D Units are intended to be listed on the London Stock Exchange Limited (the "London Stock Exchange") or on another stock exchange or exchanges, if so required by Section 3(i) hereof. The Series E Notes and the Series E Units will not be listed on any stock exchange.

               The Notes may be issued as senior indebtedness (the "Senior Notes") or as subordinated indebtedness (the "Subordinated Notes") of the Company. The Senior Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of a senior indenture dated as of April 15, 1989, as supplemented by a first supplemental senior indenture dated as of May 15, 1991 and a second supplemental senior indenture dated as of April 15, 1996 (as so supplemented and as may be further supplemented or amended from time to time, the "Senior Debt Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Senior Debt Trustee"). The Subordinated Notes will be issued pursuant to the provisions of a subordinated indenture dated as of April 15, 1989, as supplemented by a first supplemental subordinated indenture dated as of May 15, 1991 and a second supplemental subordinated indenture dated as of April 15, 1996 (as so supplemented and as may be further supplemented or amended from time to time, the "Subordinated Debt Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Subordinated Debt Trustee"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures," and the Senior Debt Trustee and the Subordinated Debt Trustee are sometimes hereinafter referred to individually as a "Trustee" and collectively as the "Trustees."

               The Units will be issued pursuant to the Unit Agreement dated as of January 24, 1997, among the Company, The Chase Manhattan Bank, as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein and the holders from time to time of the Units described therein. Units may include one or more (i) Senior Notes, (ii) warrants ("Universal Warrants") entitling the holders thereof to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or composite currencies or (c) commodities, (iii) purchase contracts ("Purchase Contracts") requiring the holders thereof to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or composite currencies or (c) commodities or (iv) any combination thereof. The applicable prospectus supplement will specify whether Notes, Universal Warrants and Purchase Contracts comprised by a Unit may or may not be separated from any series of Units. Universal Warrants issued as part of a Unit will be issued pursuant to the Universal Warrant Agreement dated as of January 24, 1997 (the "Universal Warrant Agreement"), between the Company and The Chase Manhattan Bank, as Warrant Agent. Purchase Contracts entered into by the Company and the holders thereof will be governed by the Unit Agreement.

               The Notes, whether issued alone or as part of a Unit, will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below. The Universal Warrants issued as part of a Unit will have the exercise prices, exercise dates, expiration dates and other terms as set forth in supplements to the Basic Prospectus. The Purchase Contracts issued as part of a Unit will have the closing dates, purchase or sale prices and other terms as set forth in supplements to the Basic Prospectus. The Company has initially appointed The Chase Manhattan Bank, London Branch, at its principal office in London, as principal paying agent (the "Principal Paying Agent") for the Notes.

               The Notes will be issued in bearer form or in definitive registered form without coupons (the "Registered Notes"), the Units will be issued in bearer form or in definitive registered form (the "Registered Units") and the securities included in a Unit will be in the form of such Unit. The Notes and the Units, (the "Program Securities") issued in bearer form will be represented initially by, in the case of the Notes, a temporary global Note and, in the case of the Units, a temporary global Unit, each of which will be delivered to a common depositary outside the United States for the operator of the Euroclear System (the "Euroclear Operator") and Cedel Bank, societe anonyme ("Cedel"). Beneficial interests in a temporary global Note or a temporary global Unit will be exchangeable for beneficial interests in, in the case of a temporary global Note, a permanent global Note and, in the case of a temporary global Unit, a permanent global Unit. Beneficial interests in a permanent global Note will be exchangeable in whole, but not in part, for definitive Notes in bearer form, with interest coupons attached upon receipt of the Principal Paying Agent of an initial request to so exchange by any holder of a beneficial interest in such permanent global Note (such temporary global Note, permanent global Note and definitive Notes in bearer form are collectively referred to as the "Bearer Notes"), or for Registered Notes. Beneficial interests in a permanent global Unit (including an interest in the securities included in such Unit) will be exchangeable in whole, but not in part, for definitive Units in bearer form upon receipt of the Unit Agent of an initial request to so exchange by any holder of a beneficial interest in such permanent global Unit (such temporary global Unit, permanent global Unit and definitive Units in bearer form are collectively referred to as the "Bearer Units"). As used in this Agreement, the term "Note" includes any temporary global Note or permanent global Note issued pursuant to the Indentures and the term "Unit" includes any temporary global Unit or permanent global Unit issued pursuant to the Unit Agreement.

               The Company hereby appoints you as its exclusive agents for the purpose of soliciting and receiving offers to purchase Program Securities from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Program Securities upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, you may also purchase Program Securities as principal pursuant to the terms of a terms agreement relating to such sale (in the case of Notes, a "Notes Terms Agreement" and, in the case of Units, a "Units Terms Agreement") in accordance with the provisions of Section 2(b) hereof. Program Securities denominated or payable in Deutsche Marks may only be offered and sold by the Company through Morgan Stanley Bank AG, the Deutsche Mark arranger, on an agency or principal basis. Morgan Stanley Bank AG agrees to notify the German Central Bank at the end of each month about the amounts, dates of issue and other terms of all Program Securities denominated or payable in Deutsche Marks offered and sold by Morgan Stanley Bank AG during the month in question. Program Securities denominated or payable in French Francs may only be offered and sold by the Company through Morgan Stanley S.A. on an agency or principal basis, and Morgan Stanley S.A. agrees to notify the French Tresor prior to the issuance of any such Program Securities. Program Securities denominated, payable in or indexed to Swiss Francs may only be offered and sold by the Company through Bank Morgan Stanley AG on an agency or principal basis, and Bank Morgan Stanley AG agrees to notify the Swiss National Bank prior to the issuance of any such Program Securities.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Program Securities. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Program Securities. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               1. Representations and Warranties. The Company represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Program Securities, as of each date on which the Company accepts an offer to purchase Program Securities (including any purchase by you as principal pursuant to a Notes Terms Agreement or a Units Terms Agreement), as of each date the Company issues and delivers Program Securities and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustees and (2) the representations and warranties set forth in clauses
(iii) and (iv) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Program Securities or on which the Company accepts an offer to purchase Program Securities, shall be deemed not to cover information concerning an offering of particular Program Securities to the extent such information will be set forth in a supplement to the Basic Prospectus.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (e) Each of this Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement (each as hereinafter defined) has been duly authorized, executed and delivered by the Company.

               (f) Each Indenture has been duly qualified under the Trust Indenture Act and each of the Indentures, the Unit Agreement and the Universal Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at proceedings in equity or at law.

                (g) The forms of Notes, whether issued alone or as part of a Unit, have been duly authorized and established in conformity with the provisions of the relevant Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

               (h) The forms of Units, including the forms of Universal Warrants and Purchase Contracts which, in addition to the Notes, may comprise such Units, have been duly authorized and established in conformity with the provisions of
(i) in the case of the Units and Purchase Contracts, the Unit Agreement and (ii) in the case of Universal Warrants, the Universal Warrant Agreement. When the Units have been delivered to and duly paid for by the purchasers thereof and (a) any Purchase Contracts included in such Units have been executed by the Company and countersigned and executed by the Unit Agent and (b) any Universal Warrants included in such Units have been executed by the Company and countersigned by the Warrant Agent, the Units (including any such Purchase Contracts or Universal Warrants contained therein) will be entitled to the benefits of the Unit Agreement and, in the case of the Universal Warrants, the Universal Warrant Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

               (i) The execution and delivery by the Company of this Agreement, the Notes (whether issued alone or as part of a Unit), the Units (including any Purchase Contracts and Universal Warrants included therein) the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement and the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement; provided, however, that no representation is made or warranty given as to whether the purchase of the Program Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

               (l) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (m) Morgan Stanley & Co. Incorporated is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

               Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(b)(iii) and (iv), (g) (except as to due authorization of the Notes) (h) (except as to due authorization of the Units, Universal Warrants and Purchase Contracts) and (i), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Program Securities, with respect to any Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Company, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

               2.  Solicitations as Agents; Purchases as Principals.

               (a) Solicitations as Agents. In connection with your actions as agents hereunder, you agree to use reasonable efforts to solicit offers to purchase Program Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

               The Company reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Program Securities. Upon receipt of at least one business day's prior notice from the Company, you will forthwith suspend solicitations of offers to purchase Program Securities from the Company until such time as the Company has advised you that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) in the case of Notes, issued alone or as part of a Unit, a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes, (ii) in the case of Units, a change in the exercise price, exercise date or period or expiration of an underlying Universal Warrant or a change in the settlement date or purchase or sale price of an underlying Purchase Contract or
(iii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Program Securities until the Company has delivered such certificates, opinions and letters as you may request.

               The Company agrees to pay to you, as consideration for the sale of each Program Security resulting from a solicitation made or an offer to purchase received by you, a commission in the form of a discount from the purchase price of such Program Security equal to between .125% and .750% (depending upon such Note's maturity or, in the case of Units, any underlying Note's maturity or the terms of the Units and of the securities comprised by such Units) of the principal amount of such Note or, in the case of Units, the face amount of such Unit (provided that the commission for Notes having, or Units including Notes or other securities having, a maturity of 30 years or greater will be negotiated) or such other discount as may be specified in the Prospectus Supplement relating to such Note or Unit.

               You shall communicate to the Company, orally or in writing, each offer to purchase Program Securities received by you as agent that in your judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Program Securities and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Program Securities that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Program Securities sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

                (b) Purchases as Principals. Each sale of Program Securities to you as principals shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Notes Terms Agreement or Units Terms Agreement that will provide for the sale of such Program Securities to and the purchase thereof by you. Each Notes Terms Agreement or Units Terms Agreement will take the form of either (i) a written agreement between you and the Company, which may be substantially in the form of Exhibit A or Exhibit A-1 (as applicable) hereto (in the case of Notes, a "Written Notes Terms Agreement" and, in the case of Units, a "Written Units Terms Agreement"), or (ii) an oral agreement between you and the Company confirmed in writing by you to the Company.

               Your commitment to purchase Program Securities as principal pursuant to a Notes Terms Agreement or Units Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each (i) Note Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes and (ii) Unit Terms Agreement shall specify (a) the information set forth in (i) above with respect to any Notes issued as part of a Unit, (b) with respect to Universal Warrants issued as part of a Unit, the exercise price, the exercise date or period, the expiration date and any other terms of such Universal Warrants, and (c) with respect to Purchase Contracts issued as part of a Unit, the settlement date, the purchase or sale price or any other terms of such Purchase Contracts. Each such Notes Terms Agreement or Units Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to Section 4 hereof. A Notes Terms Agreement and a Unit Terms Agreement may also specify certain provisions relating to the reoffering of such Notes or Units, as the case may be, by you.

               Each Notes Terms Agreement and each Units Terms Agreement shall specify the time and place of delivery of and payment for such Notes or Units, as the case may be. Unless otherwise specified in a Notes Terms Agreement or a Units Terms Agreement, the procedural details relating to the issue and delivery of Notes or Units, as the case may be, purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Program Securities to be purchased by you as principal pursuant to a Notes Terms Agreement or a Units Terms Agreement, as the case may be, is referred to herein as a "Settlement Date."

               Unless otherwise specified in a Notes Terms Agreement or a Units Terms Agreement, if you are purchasing Notes or Units as principal you may resell such Notes or Units to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes or Units.

               (c) Administrative Procedures. You and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Global Medium-Term Notes, Series D and Series E and the Global Units, Series D and Series E, Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and you.

               (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Program Securities as agent of the Company shall be delivered at the office of Davis Polk & Wardwell, your counsel, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Program Securities and (ii) the first date on which the Company accepts any offer by you to purchase Program Securities as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

               3.  Agreements.  The Company agrees with you that:

               (a) Prior to the termination of the offering of the Program Securities pursuant to this Agreement or any Notes Terms Agreement or Units Terms Agreement, the Company will not file any Prospectus Supplement relating to the Program Securities or any amendment to the Registration Statement unless the Company has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Program Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of the issuance by any non-United States regulatory authority of any request for information relating to the Program Securities or suspension of the listing of the Program Securities on any stock exchange on which the Program Securities are then listed. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification or listing and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Program Securities so long as you are not reasonably satisfied with such document.

               (b) If, at any time when a prospectus relating to the Program Securities is required to be delivered under the Securities Act or made available to purchasers of the Program Securities, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Program Securities and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (e) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Program Securities hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Program Securities you may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (e) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

               (c) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Program Securities. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

               (d) The Company will furnish to you, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

               (e) During the term of this Agreement, the Company shall furnish to you such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indentures, the Unit Agreement, the Warrant Agreement, the Notes, the Units, the Universal Warrants, the Purchase Contracts, this Agreement, the Administrative Procedures, any Notes Terms Agreement or Units Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as you may from time to time reasonably request.

               (f) The Company shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

               (g) The Company will, whether or not any sale of Program Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Notes Terms Agreement or Units Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Program Securities, (iii) the fees and disbursements of the Company's counsel and accountants, of the Trustees and their counsel, of the Unit Agent and its counsel, of the Warrant Agent and its counsel and of the Principal Paying Agent and its counsel and any paying agents for the Notes appointed by the Company, (iv) the fees and expenses incurred with respect to listing the Series D Notes and the Series D Units on the London Stock Exchange or on another stock exchange or exchanges if so required by Section 3(i), (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indentures, the Unit Agreement or the Universal Warrant Agreement (vii) any fees charged by rating agencies for the rating of the Program Securities, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.,
(ix) the fees and disbursements of your counsel incurred in connection with the offering and sale of the Program Securities, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by you; provided that any advertising expenses incurred by you shall have been approved by the Company.

               (h) During the period beginning on the date of any Notes Terms Agreement or Units Terms Agreement relating to either Notes or Units, as the case may be, and continuing to and including the Settlement Date with respect to such Notes Terms Agreement or Units Terms Agreement, the Company will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of (i) in the case of Notes, any debt securities of the Company substantially similar to the Notes set forth in such Notes Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Notes Terms Agreement, (B) Notes previously agreed to be sold by the Company and (C) commercial paper issued in the ordinary course of business) or (ii) in the case of Units, any securities substantially similar to such Units (other than (A) the Units that are sold pursuant to such Units Terms Agreement or (B) Units previously agreed to be sold by the Company), in each case, except as may otherwise be provided in the applicable Notes Terms Agreement or Units Terms Agreement.

               (i) The Company will indemnify and hold you harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue of the Program Securities in accordance with the terms of this Agreement, on the execution and delivery of this Agreement and on the exchange of any temporary global Notes for definitive Notes or permanent global Notes, of any temporary global Units for definitive Units or permanent global Units, of any permanent global bearer Notes for definitive bearer Notes or of any permanent global bearer Units for definitive bearer Units, that are or may be required to be paid under the laws of the United Kingdom, the United States or any political subdivision or taxing authority thereof or therein.

               (j) In connection with the application to list the Series D Notes and Series D Units on the London Stock Exchange, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and will maintain such listing until, (i) in the case of the Notes, none of the Series D Notes is outstanding, either as part of a Unit or otherwise, or until such time as payment of principal, premium, if any, and interest in respect of all the Series D Notes, whether issued alone or as part of a Unit, has been duly provided for, whichever is earlier and (ii) in the case of the Units, none of the Series D Units is outstanding; provided, however, that if the Company can no longer reasonably maintain such listing, it will use its best efforts to obtain and maintain the quotation for, or listing of, the Series D Notes and Series D Units on such other stock exchange or exchanges as you shall reasonably request. In addition, for so long as the Series D Notes and Series D Units are listed on a stock exchange and such exchange so requires, the Company will maintain in London, or in such other place as the Series D Notes and Series D Units are listed (if the Series D Notes and Series D Units are no longer listed on the London Stock Exchange), a paying agent in respect of the Series D Notes or Series D Units, as required.

               4. Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Program Securities as agents of the Company, your obligation to purchase Program Securities as principals pursuant to any Notes Terms Agreement or Units Terms Agreement and the obligation of any other purchaser to purchase Program Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Program Securities, at the time of such solicitation, and, in the case of your or any other purchaser's obligation to purchase Program Securities, at the time the Company accepts the offer to purchase such Program Securities and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

               (a) Prior to such solicitation or purchase, as the case may be:


               (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Program Securities on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;


             (ii) there shall not have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in your view be likely to prejudice materially the success of the offering and distribution of the Program Securities or dealings in the Program Securities in the secondary market; and


            (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;


(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Company prior to such solicitation or, in the case of a purchase of Program Securities, before the offer to purchase such Program Securities was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Program Securities, before the offer to purchase such Program Securities was made.

               (b) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, you shall have received:

               (i) The opinion, dated as of such date, of Jonathan M. Clark, General Counsel and Secretary of the Company, or of other counsel satisfactory to the Agent and who is an officer of the Company, to the effect that:

                     (A) the Company has been duly incorporated, is validly
               existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                     (B) each of Morgan Stanley & Co. Incorporated and Morgan
               Stanley International Incorporated (each a "Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                     (C) each of the Company and its Material Subsidiaries has
               all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                     (D) each of this Agreement and any applicable Written Notes
               Terms Agreement or Written Units Terms Agreement has been duly authorized, executed and delivered by the Company;

                     (E) each Indenture has been duly qualified under the Trust
               Indenture Act and each of the Indentures, the Unit Agreement and the Universal Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and
               (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

                     (F) the forms of Notes, whether issued alone or as part of a Unit, have been duly authorized and established in conformity with the provisions of the relevant Indenture and, if the Notes had been executed by the Company and authenticated by the relevant Trustee or its duly appointed agent in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Notes would be entitled to the benefits of such Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and
               (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

                     (G) the forms of Units, including the forms of Universal
               Warrants and Purchase Contracts which, in addition to the Notes, may comprise such Units, have been duly authorized and established in conformity with the provisions of (i) in the case of Units and Purchase Contracts, the Unit Agreement and (ii) in the case of the Universal Warrants, the Universal Warrant Agreement, and if the Units (including the Universal Warrants and the Purchase Contracts) had been delivered to and duly paid for by the purchasers thereof (and any Universal Warrant included therein had been executed by the Company and countersigned by the Warrant Agent and any Purchase Contracts included therein had been executed by the Company and executed and countersigned by the Unit Agent) on the date of such opinion, the Units (including the Universal Warrants and Purchase Contracts contained therein) would be entitled to the benefits of the Unit Agreement and, in the case of the Universal Warrants, the Universal Warrant Agreement and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and
               (ii) and is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law;

                     (H) the execution and delivery by the Company of the Notes
               (whether issued alone or as part of a Unit), the Units (including any Purchase Contract or Universal Warrant included therein), the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement and the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its consolidated subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of or qualification with any U.S. governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, the Universal Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement; provided, however, that no opinion is expressed on whether the purchase of the Program Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or
               Section 4975 of the Internal Revenue Code of 1986, as amended;

                     (I) the statements (1) in the Prospectus, as then amended
               or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Description of Units" (in the Prospectus Supplement and in the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), "Description of Purchase Contracts" (in the Basic Prospectus) and "Description of Warrants" (in the Basic Prospectus), (2) in the Registration Statement, as then amended or supplemented, under
               Item 15, (3) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (4) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                     (J) after due inquiry, such counsel does not know of any
               legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any U.S. federal or state statutes, regulations, contracts or other documents governed by U.S. federal or state law that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required; and

                     (K) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except as to financial statements and schedules included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) has no reason to believe that any part of the Registration Statement (except as to financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Forms T-1 heretofore referred to), as then amended, if applicable, when such part became effective contained, and the Registration Statement (except as to financial statements and schedules included therein, as to which such counsel need not express any belief and except for the part of the Registration Statement that constitutes the Form T-1) as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) has no reason to believe that the Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules as to which such counsel need not express any belief), as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes or Units to the extent such information will be set forth in a supplement to the Basic Prospectus.


            (ii) The opinion, dated as of such date, of Davis Polk & Wardwell, your special counsel, covering the matters in subparagraphs (D), (E),
         (F), (G) and (I) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Description of Units" (in the Prospectus Supplement and the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), "Description of Purchase Contracts" (in the Basic Prospectus) and "Description of Warrants" (in the Basic Prospectus)) and clauses (2), (3) and (4) of subparagraph (K) in paragraph (b)(i) above.


               Notwithstanding the foregoing, the opinions described in subparagraphs (F) (except as to due authorization of the Notes), (G) (except as to due authorization of the Units, Universal Warrants and Purchase Contracts), (H), (I)(1) and (K)(3) and (4) of paragraph (b)(i) above, when contained in an opinion delivered on the Commencement Date or pursuant to Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Company, baskets of such securities, equity indices or other factors.


               With respect to subparagraph (K) of paragraph (b)(i) above, Jonathan M. Clark or such other counsel for the Company may state that his opinion and belief are based upon his participation, or the participation of someone under his supervision, in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (2), (3) and (4) of subparagraph (K) of paragraph (b)(i) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.


            (iii) The opinion, dated as of such date, of Shearman & Sterling, special counsel to the Company, to the effect that the statements set forth under the caption "United States Federal Taxation--Foreign Holders" in the Prospectus Supplement and under the caption "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" in the Basic Prospectus, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.


               The opinion of Shearman & Sterling, described in paragraph
         (b)(iii) above shall be rendered to you at the request of the Company and shall so state therein.


               (c) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Company to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

               The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

               (d) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, the Company's independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

               (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

               (f) On the Commencement Date, application to list the Series D Notes and Series D Units on the London Stock Exchange shall have been made and, prior to the issuance of the first Series D Note or Series D Unit, such listing shall have been granted, subject to official notice of issuance.

               5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) in the case of Notes, a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes issued alone or as part of a Unit, (ii) in the case of Units, a change in the exercise price, exercise date or period or expiration of an underlying Universal Warrant or a change in the settlement date or purchase or sale price of an underlying Purchase Contract or (iii) for a change you deem to be immaterial), the Company will deliver or cause to be delivered forthwith to you a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

               (b) Each time the Company furnishes a certificate pursuant to
Section 5(a), the Company will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinion referred to in
Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

               (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

               6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein.

               (b) You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Program Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of such Program Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand in connection with the offering of such Program Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Program Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Company on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Program Securities referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
Section 6, representations, warranties and other statements of the Company, its officers and you set forth in or made pursuant to this Agreement or any Notes Terms Agreement or Units Terms Agreement will remain in full force and effect regardless of (i) any termination of this Agreement or any such Notes Terms Agreement or Units Terms Agreement, (ii) any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Program Securities.

               7. Offering Restrictions. You hereby represent to the Company and agree with respect to the Program Securities that:


             (a)(1) you have not (i) offered or sold and during the Restricted Period (as defined below) will not offer or sell Bearer Notes (whether offered alone or as part of a Unit) (including any Note that is exchangeable for Bearer Notes) directly or indirectly in the United States (as defined below) or to or for the account of any United States person (as defined below), other than to a Qualifying Foreign Branch (as defined below) or to certain other persons as provided under United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) and
         (C); and (ii) delivered and will not deliver within the United States definitive Bearer Notes that are sold during the Restricted Period;


               (2) you have, and throughout the Restricted Period will have, in effect procedures reasonably designed to ensure that your employees or agents who are directly engaged in selling Bearer Notes (whether offered alone or as part of a Unit) are aware that such Bearer Notes may not be offered or sold during the Restricted Period to a person who is within the United States or to a United States person, except as permitted by Section 7(a)(1)(i) above;


               (3) if you are a United States person, you are acquiring the Bearer Notes (whether offered alone or as part of a Unit) for purposes of resale in connection with their original issuance and if you retain Bearer Notes for your own account, you will only do so in accordance with the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6);


               (4) if you transfer to any affiliate Bearer Notes (whether offered alone or as part of a Unit) for the purpose of offering or selling such Bearer Notes during the Restricted Period, you will either
         (i) obtain from such affiliate for the benefit of the Company the representations and agreements contained in clauses (1), (2) and (3) or
         (ii) repeat and confirm the representations and agreements contained in clauses (1), (2) and (3) on such affiliate's behalf and obtain from such affiliate the authority to so obligate it; and


               (5) you will obtain for the benefit of the Company the representations and agreements contained in clauses (1), (2), (3) and
         (4) from any person other than your affiliate with whom you enter into a written contract, within the meaning of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(4), for the offer or sale during the Restricted Period of Bearer Notes (whether offered alone or as part of a Unit).

For purposes of this Section 7(a), an offer or sale will be considered to be made in the United States if the offeror or seller of such Notes (whether offered alone or as part of a Unit) has an address within the United States for the offeree or purchaser of such Notes with respect to the offer or sale. As used in this Section 7(a), "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, "United States" means the United States (including the States and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction; "Qualifying Foreign Branch" means a branch of a United States financial institution, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v), located outside the United States that is purchasing for its own account or for resale and that has agreed, as a condition to purchase, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and "Restricted Period" with respect to each issuance means the period which begins on the earlier of the date on which the Company receives the proceeds of the sale of Notes with respect to such issuance or the first date on which the Notes are offered to persons other than you, and which ends 40 days after the date on which the Company receives the proceeds of the sale of such Notes; provided that with respect to a Note held as part of an unsold allotment or subscription, any offer or sale of such Note by the Company or you shall be deemed to be during the Restricted Period.

         (b) (1) In relation to Program Securities which have a maturity of one year or more and which are to be listed on the London Stock Exchange, you have not offered or sold and will not offer or sell any Program Securities to persons in the United Kingdom prior to admission of such Program Securities to listing in accordance with Part IV of the Financial Services Act 1986 (the "Act"), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Act; (2) in relation to Program Securities which have a maturity of one year or more and which are not to be listed on the London Stock Exchange, you have not offered or sold and, prior to the expiry of the period of six months from the date of issue of such Program Securities, will not offer or sell any such Program Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (3) you have complied with and will comply with all applicable provisions of the Act with respect to anything done by you in relation to the Program Securities in, from or otherwise involving the United Kingdom; and (4) you have only issued or passed on and will only issue or pass on in the United Kingdom any document received by you in connection with the issue of the Program Securities, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the listing rules under
Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (c) You will not offer or sell any Program Securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Company unless such consent, approval or permission has been previously obtained. Without prejudice to the provisions of this Section 7 above and subject to the obligations of the Company set forth in Section 3 of this Agreement, the Company shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Program Securities under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

         (d) You will not offer or sell any Program Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for the re-offering or re-sale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and other relevant laws and regulations of Japan.

         (e) You will not offer and sell any Program Securities in the Federal Republic of Germany other than in compliance with the provisions of the German Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990, as amended, and of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

         (f) You will not offer and sell any Program Securities denominated or payable in or indexed to Swiss Francs other than in compliance with Swiss law and the regulations of the Swiss National Bank in effect from time to time.

         (g) You will not offer and sell any Notes or Units denominated or payable in or indexed to French Francs (in the case of Notes, "French Franc Notes" and, in the case of Units, "French Franc Units") other than in compliance with French law, including, without limitation, the marche de l'eurofranc from time to time of the Comite des Emissions de Bourse ("French EuroFranc Regulations"). Unless otherwise authorized pursuant to French law, including, without limitation, the French EuroFranc Regulations, you agree that French Franc Notes and French Franc Units will be issued outside the Republic of France and that, in connection with their initial distribution, you will not offer or sell, directly or indirectly, any French Franc Notes or French Franc Units to the public in the Republic of France, and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus or any other offering material relating to French Franc Notes or French Franc Units.

               8. Position of the Agent. In acting under this Agreement and in connection with the sale of any Program Securities by the Company (other than Program Securities sold to you pursuant to a Notes Terms Agreement or Units Terms Agreement, as the case may be), you are acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust with any purchaser of Program Securities. You shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Program Securities has been solicited by you and accepted by the Company, but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Program Securities to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

               9. Termination. This Agreement may be terminated at any time either by the Company or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of the other parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Notes Terms Agreement or Units Terms Agreement, and the termination of any such Notes Terms Agreement or Units Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(b) and Sections 3(c), 3(g), 6, 7, 8, 10, 12 and 14 shall survive; provided that if at the time of termination an offer to purchase Program Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Program Securities has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(b), 3(e), 3(f), 3(h), 4 and 5 shall also survive until such delivery has been made.

               10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley & Co. International Limited, will be mailed, delivered or telefaxed and confirmed to
(a) Morgan Stanley & Co. International Limited at 25 Cabot Square, Canary Wharf, London E14 4QA, England, to the attention of Capital Markets - Debt Syndicate (Telephone No.: 011-44-71-425-7750; Telecopy No.:
011-44-71-425-7999), (b) Morgan Stanley Bank AG, Rahmhofstrasse 2-4, 60313 Frankfurt am Main, Federal Republic of Germany to the attention of Ron Lenihan (Telephone No.: 011-49-69-152-060; Telecopy No.: 011-49-69-597-6627), (c)
Morgan Stanley S.A., 25 rue Balzac, 75008 Paris, France to the attention of Debt Capital Markets (Telephone No.: 011-33-1-5377-7879 or 7300; Telecopy
No.: 011-33-1-5377-7899) or (d) Bank Morgan Stanley AG, Bahnhofstrasse 92-3rd Floor, Ch-8023, Zurich, Switzerland, to the attention of John Webley (Telephone No. 011-41-1-220-9111; Telecopy No. 011-41-1-220-9800) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 1585 Broadway, New York, New York 10036, Attention: Secretary.

               11. Successors. This Agreement and any Notes Terms Agreement or Units Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes and Units (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

               12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

               14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                 Very truly yours,

                                 MORGAN STANLEY GROUP INC.


                                 By:__________________________
                                     Name: Eileen K. Murray
                                     Title:   Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL
  LIMITED



By: _______________________________
      Title:


MORGAN STANLEY BANK AG


By: _______________________________
      Title:


By: _______________________________
      Title:


MORGAN STANLEY S.A.


By: _______________________________
     Title:


By: _______________________________
      Title:


BANK MORGAN STANLEY AG


By: _______________________________
      Title:


By: _______________________________
      Title:


                                                       EXHIBIT A



                           MORGAN STANLEY GROUP INC.

                GLOBAL MEDIUM-TERM NOTES, SERIES D AND SERIES E

                             NOTES TERMS AGREEMENT




                                               _______________, 19__

Morgan Stanley Group Inc.
1585 Broadway
New York, New York  10036

Attention:

               Re: Euro Distribution Agreement dated ________ ___, 1997 (the "Euro Distribution Agreement")

               The undersigned agrees to purchase your Global Medium-Term Notes, Series [D/E], having the following terms:



All Notes                        Fixed Rate Notes                Floating Rate Notes
---------------------------      ----------------------------    ------------------------------

Principal Amount:                Interest Rate:                  Base Rate:

Purchase Price:                  Applicability of Modified       Index Maturity:
                                 Payment upon
                                 Acceleration:

Price to Public:                 If yes, state issue price:      Spread (Plus or Minus):

Settlement Date and Time:        Amortization Schedule:          Spread Multiplier:

Place of Delivery:               Applicability of Annual         Alternate Rate Event
                                 Interest Payments:              Spread:

Specified Currency:              Denominated Currency (if        Initial Interest Rate:
                                 any):

Original Issue Date:             Indexed Currency or             Initial Interest Reset Date:
                                 Currencies (if any):

Interest Accrual Date:           Payment Currency (if any):      Interest Reset Dates:

Interest Payment Date(s):        Exchange Rate Agent (if         Interest Reset Period:
                                 any):

Maturity Date:                   Reference Dealers:              Maximum Interest Rate:

Initial Accrual Period           Face Amount (if any):           Minimum Interest Rate:
OID:

Total Amount of OID:             Fixed Amount of each            Interest Payment Period:
                                 Indexed Currency (if any):

Original Yield to Maturity:      Aggregate Fixed Amount          Calculation Agent:
                                 of each Indexed Currency
                                 (if any):
Optional Repayment                                               Reporting Service:
Date(s):

Optional Redemption                                              Index Currency:
Date(s):

Initial Redemption Date:

Initial Redemption
Percentage:

Annual Redemption
Percentage Reduction:

Ranking:

Series:

Minimum Denominations:

Other Terms:



               The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 10 through 14 of the Euro Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

               This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(g), 6, 10, 12, and 14 of the Euro Distribution Agreement shall survive for the purposes of this Agreement.

               The following information, opinions, certificates, letters and documents referred to in Section 4 of the U.S. Distribution Agreement will be required: ________________





                         [MORGAN STANLEY & CO. INTERNATIONAL
                         LIMITED]


                         By _______________________________________
                             Title:


                         [MORGAN STANLEY BANK AG]


                         By _______________________________________
                             Title:


                         [MORGAN STANLEY S.A.]


                         By _______________________________________
                             Title:



                         [BANK MORGAN STANLEY AG]


                         By _______________________________________
                             Title:


Accepted:

MORGAN STANLEY GROUP INC.


By ___________________________
     Title:


                                                       EXHIBIT A-1


                           MORGAN STANLEY GROUP INC.

                      GLOBAL UNITS, SERIES D AND SERIES E

                             UNITS TERMS AGREEMENT


                                             ________________, 19 __

Morgan Stanley Group Inc.
1585 Broadway
New York, New York  10036

Attention:

               Re: Euro Distribution Agreement dated ________ __, 1997 (the "Euro Distribution Agreement")

               The undersigned agrees to purchase your Global Units, Series [D/E], [specified designation] having the following terms:

                                          Universal Warrants                 Purchase Contracts
All Units:                                Issued as Part of a Unit:          Issued as Part of a Unit:
-------------------------------           ----------------------------       ------------------------------

Settlement Date and Time                  Designation of the Series of       Designation of the Series of
                                          Warrants [Call] [Put]              Purchase Contracts:
                                          Warrants:                          [Purchase][Sale] Purchase
                                                                             Contracts
Number (Face Amount)                      Warrant Property:                  Aggregate Number of
                                                                             Purchase Contracts:
Severability:                             Aggregate Number of                Purchase Contract
                                          Warrants:                          Property:
Other Terms:                              Date(s) upon which Warrants        Quantity per Purchase
                                          may be exercised:                  Contract:
                                          Currency in which exercise         Purchase Price
                                          payments shall be made:
                                          Exchange Rate (or method of        Settlement Date:
                                          calculation:
                                          Form of Settlement:                Payment Location:
                                          [Call Price:]<F1>
                                          [Formula for determining           Method of Settlement:
                                          Cash Settlement Value:]<F2>
                                          [Amount of Warrant Property        Currency of Settlement
                                          Salable per Warrant:]<F3>          Payment:
                                          [Put Price for such specified      Contract Fees, if any:
                                          amount of Warrant Property
                                          per Warrant:]
                                          [Method of delivery of any         Corporation Acceleration:
                                          Warrant Property to be
                                          delivered for sale upon
                                          exercise of Warrants:]<F3>
                                          Other Terms:                       Holders' Acceleration:
                                                                             Redemption Provisions:

                                                                             Other Terms:

-------------------
<F1>
*     Applicable to Call Warrants
<F2>
**    Applicable to Put Warrants
<F3>
*** Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants



All Notes                                    Fixed Rate Notes                Floating Rate Notes
Issued as Part of a Unit:                    Issued as Part of a Unit:       Issued as Part of a Unit:
-----------------------------------------    ----------------------------    ------------------------------
Principal Amount:                            Interest Rate:                  Base Rate:
Purchase Price:                              Applicability of Modified       Index Maturity:
                                             Payment upon
                                             Acceleration:
Price to Public:                             If yes, state issue price:      Spread (Plus or Minus):
Settlement Date and Time:                    Amortization Schedule:          Spread Multiplier:
Place of Delivery:                           Applicability of Annual         Alternate Rate Event
                                             Interest Payments:              Spread:
Specified Currency:                          Denominated Currency (if        Initial Interest Rate:
                                             any):
Original Issue Date:                         Indexed Currency or             Initial Interest Reset Date:
                                             Currencies (if any):
Interest Accrual Date:                       Payment Currency (if any):      Interest Reset Dates:
Interest Payment Date(s):                    Exchange Rate Agent (if         Interest Reset Period:
                                             any):
Maturity Date:                               Reference Dealers:              Maximum Interest Rate:
Initial Accrual Period                       Face Amount (if any):           Minimum Interest Rate:
OID:
Total Amount of OID:                         Fixed Amount of each            Interest Payment Period:
                                             Indexed Currency (if any):
Original Yield to Maturity:                  Aggregate Fixed Amount          Calculation Agent:
                                             of each Indexed Currency
                                             (if any):
Optional Repayment                                                           Reporting Service:
Date(s):
Optional Redemption                                                          Index Currency:
Date(s):
Initial Redemption Date:
Initial Redemption
Percentage:
Annual Redemption
Percentage Reduction:
Ranking:
Series:
Minimum Denominations:
Other Terms:


               The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 10 through 14 of the Euro Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.
               This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(g), 6, 10, 12, and 14 of the Euro Distribution Agreement shall survive for the purposes of this Agreement.


               The following information, opinions, certificates, letters and documents referred to in Section 4 of the Euro Distribution Agreement will be required: ___________.

                           [MORGAN STANLEY & CO. INTERNATIONAL
                           LIMITED]


                           By _______________________________________
                              Title:


                           [MORGAN STANLEY BANK AG]


                           By _______________________________________
                              Title:


                           [MORGAN STANLEY S.A.]


                           By _______________________________________
                               Title:



                           [BANK MORGAN STANLEY AG]


                           By _______________________________________
                               Title:


Accepted:

MORGAN STANLEY GROUP INC.


By ___________________________
     Title: